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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 3, 2001


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                                    CRAY INC.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------


            Washington                      0-26820             93-0962605
   (State or other jurisdiction of        (Commission        (I.R.S. Employer
    incorporation or organization)         File Number)     Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code:              (206) 701-2000
Registrant's facsimile number, including area code:              (206) 701-2500



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ITEM  5.  OTHER EVENTS.

        In October and December, 2000, the Company received a total of $12,500,000 from two institutional investors, Strong River Investments, Inc., and Montrose Investments, Ltd., in return for promissory notes in the aggregate principal amount of $12,500,000. The notes bore interest at the rate of 6% per annum. Each Investor had an equal interest in the notes and the transaction.

        The Company agreed to pay the notes by issuing shares of common stock to the Investors and to apply the purchase price for the shares against repayment of the notes. Through December 2000, the Company repaid $4,200,000 of the notes by delivering a total of 1,671,094 shares of common stock to the Investors at an average price of $2.51 per share. The purchase price for these sales was 92% of the daily volume weighted average trading price of the common stock for each of the weeks during the sales period. These transactions were described in a current report on Form 8-K dated January 3, 2001.

        From January 2, 2001 through April 3, 2001, the Company sold $8,300,000 of its common stock to the Investors in thirteen weekly settlements, delivering an aggregate of 4,077,802 shares. The price for these sales was 91% of the daily volume weighted average trade price of our common stock for each of the sixty-four trading days comprising the period of the sales. The Company paid the interest on the notes in cash.

        The Company also sold $2,500,000 of common stock to the Investors on February 22, 2001, delivering an aggregate of 1,146,788 shares at a negotiated price of $2.18 per share. In addition on April 3, 2001, the Company sold $930,000 of common stock to Strong River Investments, Inc., at a negotiated price of $1.55 per share, delivering 600,000 shares. These sales were in lieu of certain options to purchase shares in favor of the Investors.

        The Company sold the shares of common stock under its Registration Statement on Form S-3 (No. 333-46092), as supplemented, directly to the Investors in a privately-negotiated transaction in which no party is acting as an underwriter. The Company has agreed to pay Intellect Capital Ltd. a placement fee equal to 7% of the equity raised from this transaction. Terren S. Peizer, one of the Company's directors, is an affiliate of Intellect Capital Ltd.

        The aggregate net proceeds from the sale of all of the shares of common stock to the Investors was approximately $14,810,000. The Company used the net proceeds for working capital and general corporate purposes.

        The Company hereby files as Exhibit 5 to the Registration Statement a legal opinion regarding the validity of the shares sold to the Investors.



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


   (c)  Exhibits

          5.1 Opinion of Kenneth W. Johnson, General Counsel, on the legality of the shares.

          23. Consent of Kenneth W. Johnson (included as part of his opinion filed as Exhibit 5.1).






                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CRAY INC.


                                            By: /s/ JAMES E. ROTTSOLK
                                                    ---------------------------
                                                    James E. Rottsolk
                                                    President
April 13, 2001



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